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                                                                     EXHIBIT 5.1

                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]

                                January 21, 2000

E.piphany, Inc.
1900 South Norfolk Street, Suite 310
San Mateo, CA 94403


Ladies and Gentlemen:

      We have examined the Registration Statement on Form S-1, filed by you with the Securities and Exchange Commission (the "Commission") on January 21, 2000 (the "Registration Statement") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") and relating to the Registration Statement on Form S-1, Commission File No. 333-94033 (the "Initial Registration Statement") filed you with the Commission in connection with the registration under the Act of up to an aggregate of 4,255,000 shares of your Common Stock (the "Shares") (including shares registered on the Initial Registration Statement). The Shares consist of 1,993,864 newly issued shares to be sold by you (the "Primary Shares"), 1,706,136 outstanding shares to be sold by the selling stockholders indicated in the Registration Statement, and an over-allotment option granted to the underwriters and the offering to purchase up to 355,000 newly issued shares to be sold by you (the "Company Overallotment Shares") and the remainder to be sold by certain selling stockholders (the Primary Shares and the Company Overallotment Shares shall be collectively be referred to herein as the "Company Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sales and issuance of the Company Shares.

      It is our opinion that upon completion of the proceedings being taken or contemplated to be taken by you, and by us, as your counsel, prior to the issuance of the Company Shares, including the proceedings being taken in order to permit such transactions to be carried out in accordance with the applicable securities laws of the various states where required, the Company Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be duly authorized, legally and validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

                                        Sincerely,



                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation


                                        /s/ WILSON SONSINI GOODRICH & ROSATI